UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

BCB BANCORP, INC.
(Exact name of Registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-50275 (Commission File Number)	26-0065262 (I.R.S. Employer Identification No.)
104-110 Avenue C, Bayonne, NJ 07002
(Address of principal executive offices)

(201) 823-0700
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 27, 2010, management and the Audit Committee of the Board of Directors of BCB Bancorp, Inc. (the “Company”) determined that the consolidated financial statements for quarters ended on June 30, 2009 and September 30, 2009 in the Quarterly Reports on Form 10-Q should be revised due to a correction of the accounting treatment applied retroactively by the Company to the costs related to the Company’s merger with Pamrapo Bancorp, Inc. on July 6, 2010 (the “Merger”).

Statement of Financial Accounting Standards No. 141 (“SFAS 141”) established accounting rules related to business combinations.  In accordance with SFAS 141, the costs related to business combinations were previously considered, for accounting purposes, as part of the consideration paid by a company such that the costs were generally capitalized.  The Financial Accounting Standards Board (FASB) issued new guidance related to SFAS 141 (which has now been codified as Accounting Standards Topic 805 (“ASC Topic 805”)) that impacts all business combinations that close on or after January 1, 2009.  ASC Topic 805 established new accounting principles and requirements for how a company recognizes costs related to a business combination.  In particular, ASC Topic 805 requires a company to recognize costs associated with a business combination during the period in which the costs are incurred.  The Company initially capitalized the costs related to the Merger during 2009.  However, the accounting treatment should have been in accordance with ASC Topic 805, and the costs should have been reported in operations.

In addition the Company is restating the consolidated financial statements in the Form 10-Qs for the quarters ended June 30, 2009 and September 30, 2009 to properly reflect the Federal Deposit Insurance Corporation (“FDIC”) assessment expense attributable to 2009.

Accordingly, the Company intends to file as soon as practicable an amended Quarterly Report on Form 10-Q/A for the quarters ended on June 30, 2009 and September 30, 2009.  The Form 10-Q/As will reflect the new accounting guidance related to business combinations under ASC Topic 805 and the FDIC assessment expense attributable to the Company’s 2009 fiscal year.  Based on the Company’s analysis to date, set forth below is a summary of the impact on affected items included in the Company’s consolidated financial statements with a comparison to the information previously reported in the Company’s Form 10-Qs for the quarters ended June 30, 2009 and September 30, 2009, respectively, which will be reflected in such amended filings.

	For the Three Months Ended June 30, 2009		For the Six Months Ended June 30, 2009
	As Corrected	As Reported	As Corrected	As Reported
(Dollars in thousands)

Other assets	$ 2,311	$ 2,421	$ 2,311	$ 2,421
Total assets	$ 617,510	$ 617,620	$ 617,510	$ 617,620
Retained earnings	$ 12,203	$ 12,313	$ 12,203	$ 12,313
Total stockholders’ equity	$ 50,643	$ 50,753	$ 50,643	$ 50,753
Total liabilities and stockholders’ equity	$ 617,510	$ 617,620	$ 617,510	$ 617,620
Regulatory assessments	$ 477	$ 395	$ 550	$ 468
Merger related expenses	$ 75	$ —	$ 75	$ —
Total non-interest expense	$ 3,187	$ 3,030	$ 5,773	$ 5,616
Income before income tax provision	$ 1,091	$ 1,248	$ 3,257	$ 3,414
Income tax provision	$ 459	$ 506	$ 1,262	$ 1,309
Net income	$ 632	$ 742	$ 1,995	$ 2,105
Net income per common share-basic and diluted
basic	$ 0.14	$ 0.16	$ 0.43	$ 0.45
diluted	$ 0.14	$ 0.16	$ 0.43	$ 0.45

	At or For the Three Months Ended September 30, 2009		At or For the Six Months Ended September 30, 2009
	As Corrected	As Reported	As Corrected	As Reported
(Dollars in thousands)

Other assets	$ 1,935	$ 2,272	$ 1,935	$ 2,272
Total assets	$ 621,896	$ 622,233	$ 621,896	$ 622,233
Retained earnings	$ 12,630	$ 12,967	$ 12,630	$ 12,967
Total stockholders’ equity	$ 51,152	$ 51,489	$ 51,152	$ 51,489
Total liabilities and stockholders’ equity	$ 621,896	$ 622,233	$ 621,896	$ 622,233
Regulatory assessments	$ 175	$ 162	$ 725	$ 630
Merger related expenses	$ 220	$ —	$ 295	$ —
Total non-interest expense	$ 3,211	$ 2,979	$ 8,985	$ 8,596
Income before income tax provision	$ 1,736	$ 1,968	$ 4,993	$ 5,382
Income tax provision	$ 752	$ 757	$ 2,014	$ 2,066
Net income	$ 984	$ 1,211	$ 2,979	$ 3,316
Net income per common share-basic and diluted
basic	$ 0.21	$ 0.26	$ 0.64	$ 0.71
diluted	$ 0.21	$ 0.26	$ 0.64	$ 0.71

It should be noted that the consolidated financial statements for the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 will not require any revision since the Form 10-K properly reflects the new accounting guidance related to business combinations under ASC Topic 805 and the FDIC assessment expense attributable to the Company’s 2009 fiscal year.

Management of the Company and the Audit Committee of the Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, ParenteBeard LLC.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

Date: July 28, 2010	By:	/s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer
(Duly Authorized Representative)